EXHIBIT 4.3(b)

FORM OF FIRST SUPPLEMENTAL SENIOR DEBT FUNDING INDENTURE

AMONG

DEUTSCHE BANK AKTIENGESELLSCHAFT

Issuer

AND

DELAWARE TRUST COMPANY

Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

Paying Agent, Authenticating Agent, Issuing Agent and Registrar

Dated as of [●], 2024

Supplemental to the Amended and Restated Senior Debt Funding Indenture

Dated as of August 3, 2021

THIS FIRST SUPPLEMENTAL SENIOR DEBT FUNDING INDENTURE, dated as of [●], 2024 (this “First Supplemental Senior Debt Funding Indenture”), among DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Issuer”), DELAWARE TRUST COMPANY, as trustee (the “Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar.

W I T N E S S E T H :

WHEREAS, the Issuer and the Trustee are parties to that certain Amended and Restated Senior Debt Funding Indenture, dated as of August 3, 2021, among the Issuer, the Trustee and Deutsche Bank Trust Company Americas (the “Existing Indenture”; as supplemented by this First Supplemental Senior Debt Funding Indenture, the “Indenture”);

WHEREAS, Section 9.01(c) of the Existing Indenture provides that, without the consent of the Holders of any Securities, the Issuer and the Trustee may enter into indentures supplemental to the Existing Indenture for the purpose of, among other things, making any provisions as the Issuer may deem necessary or desirable; provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons;

WHEREAS, there are no Outstanding Securities of any series created prior to the execution of this First Supplemental Senior Debt Funding Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the Issuer desires and the Trustee, at the request of the Issuer, has agreed to amend Sections 2.03, 6.01, 9.02 and 12.08 of the Existing Indenture solely with respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Debt Funding Indenture;

WHEREAS, the entry into this First Supplemental Senior Debt Funding Indenture by the parties hereto is in all respects authorized by the provisions of the Existing Indenture; and

WHEREAS, all things necessary to make this First Supplemental Senior Debt Funding Indenture a valid, binding and enforceable agreement of the Issuer and the Trustee and a valid supplement to the Existing Indenture have been done;

NOW, THEREFORE:

In consideration of the premises, the Issuer and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Debt Funding Indenture, as follows:

ARTICLE 1

AMENDMENTS TO THE INDENTURE

SECTION 1.01. Amount Unlimited; Issuable in Series. Solely with respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Debt Funding Indenture, Section 2.03 of the Existing Indenture is hereby amended and restated in its entirety and shall read as follows:

“Section 2.03. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and are intended to qualify as eligible liabilities instruments within the meaning of the Article 72(b)(2), with the exception of point (d), CRR for the minimum requirement for own funds and eligible liabilities as applicable to the Issuer.

The obligations under the Securities constitute unsecured and unsubordinated obligations of the Issuer and shall rank pari passu among themselves and with all other unsecured and unsubordinated obligations of the Issuer, subject, however, to statutory priorities conferred on certain unsecured and unsubordinated obligations in the event of any Resolution Measures imposed on the Issuer or in the event of the dissolution, liquidation, insolvency or composition of the Issuer, or if other proceedings are opened for the avoidance of the insolvency of, or against, the Issuer; in accordance with Section 46f(5) of the German Banking Act (Kreditwesengesetz), the obligations of the Issuer under the Securities shall rank in priority to the Issuer’s obligations under (i) any of its debt instruments (Schuldtitel) of the Issuer within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision, and (ii) eligible liabilities within the meaning of Articles 72a and 72b(2) CRR.

There shall be established in one or more Board Resolutions, in one or more Officers’ Certificates detailing such establishment or in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series:

(a) the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities designation of all other series;

(b) [intentionally omitted];

(c) whether the Issuer may substitute the Office through which the Issuer is acting for all purposes under the Securities of the series;

(d) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.11, 9.05 or 13.03);

(e) if other than U.S. Dollars, the coin or currency in which the Securities of that series are denominated (including, but not limited to, any Non-U.S. Currency);

(f) the date or dates on which the principal of the Securities of the series is payable (and any provisions relating to postponing or shortening the date on which the principal of the Securities is payable);

(g) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(h) the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.02);

(i) the right, if any, of the Issuer to redeem, purchase or repay Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions, including the Redemption Notice Period, upon which Securities of the series may be so redeemed, purchased or repaid;

(j) [intentionally omitted]

(k) if other than denominations of $1,000 and any integral multiple thereof in the case of Registered Securities, or $1,000 and any integral multiple thereof in the case of Bearer Securities, the denominations in which Securities of the series shall be issuable;

(l) whether the Securities of the series will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Bearer Securities (with or without Coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale, transfer, exchange or delivery of Bearer Securities or Registered Securities or the payment of interest thereon and, if other than as provided in Section 2.08, the terms upon which Bearer Securities of any series may be exchanged for Registered Securities of such series and vice versa;

(m) whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

(n) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(o) any trustees, depositaries, authenticating or Paying Agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(p) any deletions from, additions to or modifications of the covenants of the Issuer set forth herein with respect to the Securities of such series; and

(q) any other terms of the series.

No subsequent agreement may enhance the seniority of the Issuer’s obligations under the Securities or shorten the term of any of the Securities or any applicable notice period. No Holder may set off or net its claims arising under the Securities against any claims of the Issuer. No collateral or guarantee shall be provided at any time to secure the claims of the Holders under the Securities; any collateral or guarantee already provided or granted in the future in connection with other liabilities of the Issuer may not be used for claims under the Securities. If the Securities are redeemed or repurchased otherwise than in accordance with the terms of the Securities, then the amounts paid must be returned to the Issuer irrespective of any agreement to the contrary.

All Securities of any one series and Coupons, if any, appertaining thereto, shall be substantially identical, except in the case of Registered Securities as to denomination and except as may otherwise be provided by the Board Resolution or Officers’ Certificate referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by such Board Resolution, such Officers’ Certificate or in any such indenture supplemental hereto; provided, however, that additional Securities shall be issued under a separate CUSIP or ISIN number unless the additional Securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.”

SECTION 1.02. Securities Subject to Resolution Measures. Solely with respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Debt Funding Indenture, the last paragraph of Section 6.01 of the Existing Indenture is hereby amended and restated in its entirety and shall read as follows:

“(k) Any obligations of the Holders to indemnify the Trustee and the Agents under this Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or the Securities. To the extent not otherwise precluded by a Resolution Measure, the Issuer’s obligations to indemnify the Trustee and the Agents in accordance with Sections 7.02 and 7.06 shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or the Securities.”

SECTION 1.03. Supplemental Indentures With Consent of Securityholders. Solely with respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Debt Funding Indenture, Section 9.02 of the Existing Indenture is hereby amended and restated in its entirety and shall read as follows:

“Section 9.02. Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article 8) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or of the Coupons appertaining to such Securities; provided, that no such supplemental indenture shall (a) (i) change the final maturity of any Security, (ii) reduce the principal amount thereof, (iii) reduce the rate or change the time of payment of interest thereon, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof (including any amount in respect of original issue discount), and interest thereon payable in any coin or currency other than that provided in the Securities and Coupons or in accordance with the terms thereof, (vi) modify or amend any provisions for converting any currency into any other currency as provided in the Securities or Coupons or in accordance with the terms thereof, (vii) reduce the amount of the principal of an Original Issue Discount Security that would be provable in bankruptcy pursuant to Section 5.02 or (viii) alter the provisions of Section 12.11 or Section 12.13 or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected. However, no such indenture supplemental hereto shall be entered into unless such indenture is permitted by relevant laws and regulations and, if applicable, approved by the competent supervisory or resolution authority. No subsequent agreement shall make the principal and interest payable on any Securities or Coupons, as the case may be, payable in different coins or currencies, i.e., the relevant coin or currency must always be identical for the relevant series of Securities and Coupons, as the case may be.”

SECTION 1.04. New York Law to Govern. Solely with respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Debt Funding Indenture, Section 12.08 of the Existing Indenture is hereby amended and restated in its entirety and shall read as follows:

“Section 12.08. New York Law to Govern. This Indenture and each Security and Coupon shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in the second and third paragraphs of Section 2.03, relating to the ranking of the Securities, which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on the Issuer.”

ARTICLE 2

MISCELLANEOUS PROVISIONS

SECTION 2.01. Further Assurances. The Issuer will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this First Supplemental Senior Debt Funding Indenture.

SECTION 2.02. Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Existing Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

SECTION 2.03. Terms Defined. All terms defined elsewhere in the Existing Indenture shall have the same meanings when used herein.

SECTION 2.04. Governing Law. This First Supplemental Senior Debt Funding Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, except as may otherwise be required by mandatory provisions of law and except with respect to the provisions in the second and third paragraphs of Section 2.03 of the Indenture, relating to the ranking of the Securities, which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on the Issuer.

SECTION 2.05. Counterparts; Severability. This First Supplemental Senior Debt Funding Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this First Supplemental Senior Debt Funding Indenture. Each of the parties to this First Supplemental Senior Debt Funding Indenture represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such party and has and will maintain sufficient records of the same. This First Supplemental Senior Debt Funding Indenture shall become effective when each party shall have received a counterpart hereof signed by all of the other parties to this First Supplemental Senior Debt Funding Indenture. If any provision hereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.06. Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Senior Debt Funding Indenture or the Securities.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Senior Debt Funding Indenture to be duly executed, all as of the date first written above.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:
Name:
Title:

By:
Name:
Title:

DELAWARE TRUST COMPANY, as Trustee

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar

By:
Name:
Title:

By:
Name:
Title: